Exhibit 99.1

WESTERN DIGITAL REPORTS FISCAL THIRD QUARTER 2020 FINANCIAL RESULTS

News Summary
•Third quarter revenue was $4.2 billion, up 14% year-over-year (YoY). Data Center Devices and Solutions revenue grew 22%, Client Devices grew 13%, and Client Solutions grew 2% YoY.
•Third quarter GAAP earnings-per-share (EPS) was $0.06 and non-GAAP EPS was $0.85. Both GAAP and non-GAAP EPS include $13 million cost of revenue impact due to COVID-19.
•Generated operating cash flow of $142 million and free cash flow of $176 million. Suspending our dividend to strengthen our reinvestment in growth and innovation and to support our ongoing deleveraging efforts.
•Expecting fourth quarter revenue to be in the range of $4.25 to $4.45 billion with non-GAAP EPS in the range of $1.00 to $1.40. Non-GAAP EPS outlook anticipates the impacts due to COVID-19.

SAN JOSE, Calif., — April 30, 2020 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal third quarter 2020 financial results.

“I joined Western Digital a little over a month ago because I have strong conviction in the digital transformation that is reshaping every industry, every company and how all of us live our daily lives,” said David Goeckeler, Western Digital CEO. “While I couldn’t have anticipated the unprecedented series of events that have transpired, I’m very proud of how the company has responded to an extremely dynamic environment with dedicated focus both on our employees’ safety as well as delivering our market leading technology to our customers. As the only company in the world to provide a broad array of NAND flash, Solid State Drives (SSD) and Hard Disk Drives (HDD) solutions, I’m confident our innovation will drive significant new value for customers around the world.”

Western Digital Reports Fiscal Third Quarter 2020 Financial Results

Q3 2020 Financial Highlights

	GAAP			Non-GAAP

	Q3 2020	Q3 2019	vs. Q3 2019	Q3 2020	Q3 2019	vs. Q3 2019
	($ in millions, except per share amounts)
Revenue	$4,175	$3,674	up 14%	$4,175	$3,674	up 14%
Gross Margin	24.1%	15.8%	up 8.3 pts	27.9%	25.3%	up 2.6 pts
Operating Expenses	$852	$973	down 12%	$738	$742	down 1%
Operating Income (Loss)	$153	($394)	*	$427	$186	up 130%
Net Income (Loss)	$17	($581)	*	$257	$49	up 424%
Earnings Per Share	$0.06	($1.99)	*	$0.85	$0.17	up 400%
*not a meaningful figure

We generated $142 million in cash from operations during the fiscal third quarter of 2020 and ended the quarter with $2.9 billion of total cash and cash equivalents. We returned $149 million to shareholders through dividends and used $212 million to reduce debt. On February 13, 2020, we declared a cash dividend of $0.50 per share of common stock, which was paid to shareholders on April 17, 2020. Going forward, we are suspending our dividend to strengthen our reinvestment in growth and innovation and to support our ongoing deleveraging efforts. We will reevaluate our dividend policy as leverage ratios improve.

Western Digital Reports Fiscal Third Quarter 2020 Financial Results

Key End Market Summary

Revenue ($ in millions)	Q3 2020	Q3 2019	vs. Q3 2019
Client Devices	$1,831	$1,625	up 13%
Data Center Devices & Solutions	1,523	1,245	up 22%
Client Solutions	821	804	up 2%
Total Revenue	$4,175	$3,674	up 14%

We are leading the industry in bringing next generation energy-assisted drives to market, as we recognized revenue for our 16- and 18-terabyte drives during the quarter. Customer interest in these products, specifically our 18-terabyte drive, is very high, and the ramp is on schedule.
Customer acceptance of our enterprise SSDs continued to grow. Our latest 96-layer NVMeTM based SSDs have completed more than 20 qualifications, with well over 100 qualifications in progress at multiple Cloud and Original Equipment Manufacturer customers worldwide.
Demand for our notebook solutions was greater than expected due to the shift to working from home and e-learning. We experienced record client SSD revenue during the quarter and expect continued growth in the fiscal fourth quarter.
Desktop hard drive revenue was down due to normal seasonality and the shift towards notebook solutions. In addition, smart video hard drive demand was softer than expected as a result of COVID-19.
Mobile flash bit shipments remained modest in the quarter as we strategically managed our exposure to this part of the market.
Retail was particularly affected by COVID-19, in a typically seasonally weaker quarter. As we approached the end of the quarter, we experienced a decline in demand from traditional brick and mortar retailers as they started to temporarily close their stores. While many retailers shifted to curbside pickup and began pushing sales through their online channels, we expect physical store closures will create a headwind in our fiscal fourth quarter.

Western Digital Reports Fiscal Third Quarter 2020 Financial Results

Business Outlook for Fiscal Fourth Quarter of 2020

Three Months Ending July 3, 2020
	GAAP(1)	Non-GAAP(1)
Revenue ($ in billions)	$4.25 - $4.45	$4.25 - $4.45
Gross margin	~ 25% - 27%	~ 29% - 31%
Operating expenses ($ in millions)	$850 - $870	$740 - $760
Interest and other expense, net ($ in millions)	$85 - $90	$75 - $80
Tax rate	N/A	~ 24% - 25% (2)
Diluted earnings per share	N/A	$1.00 - $1.40
Diluted shares outstanding (in millions)	~ 302	~ 302

(1) Non-GAAP gross margin guidance excludes amortization of acquired intangible assets, stock-based compensation expense, and charges related to cost saving initiatives totaling approximately $150 million to $170 million. The company’s non-GAAP operating expenses guidance excludes amortization of acquired intangible assets; stock-based compensation expense; employee termination, asset impairment and other charges; and charges related to cost saving initiatives totaling approximately $100 million to $120 million. The company's non-GAAP interest and other expense guidance excludes approximately $10 million of convertible debt activity. In the aggregate, non-GAAP diluted earnings per share guidance excludes these items totaling $260 million to $300 million. The timing and amount of these charges excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, net and non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its non-GAAP tax rate and non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, non-GAAP tax rate and non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expense, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.
(2) The non-GAAP tax rates provided are based on a percentage of non-GAAP pre-tax income.

Western Digital Reports Fiscal Third Quarter 2020 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal fourth quarter of 2020 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.
About Western Digital
Western Digital, a leader in data infrastructure, creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, the company's industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands. Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its fiscal third quarter ended April 3, 2020; the company’s business outlook for the fiscal fourth quarter of 2020; expectations regarding the impact of COVID-19; demand trends and market conditions; the company's dividend suspension and related plans; future changes to the company's dividend policy; the company's product portfolio; customer acceptance and ramp of the company's products; and expected future financial performance. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fiscal third quarter ended April 3, 2020 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of restructuring activities and

Western Digital Reports Fiscal Third Quarter 2020 Financial Results

cost saving initiatives; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, divestitures, mergers and joint ventures; difficulties or delays in manufacturing; the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on February 11, 2020, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries. The NVMe mark is a registered trademark of NVM Express, Inc.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	April 3, 2020	June 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,943	$3,455
Accounts receivable, net	1,978	1,204
Inventories	3,091	3,283
Other current assets	541	535
Total current assets	8,553	8,477
Property, plant and equipment, net	2,735	2,843
Notes receivable and investments in Flash Ventures	2,157	2,791
Goodwill	10,066	10,076
Other intangible assets, net	1,126	1,711
Other non-current assets	872	472
Total assets	$25,509	$26,370
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,786	$1,567
Accounts payable to related parties	397	331
Accrued expenses	1,569	1,296
Accrued compensation	433	347
Current portion of long-term debt	286	276
Total current liabilities	4,471	3,817
Long-term debt	9,343	10,246
Other liabilities	2,452	2,340
Total liabilities	16,266	16,403
Total shareholders’ equity	9,243	9,967
Total liabilities and shareholders’ equity	$25,509	$26,370

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	April 3, 2020	March 29, 2019	April 3, 2020	March 29, 2019
Revenue, net	$4,175	$3,674	$12,449	$12,935
Cost of revenue	3,170	3,095	9,751	9,648
Gross profit	1,005	579	2,698	3,287
Operating expenses:
Research and development	563	544	1,715	1,659
Selling, general and administrative	281	353	884	1,018
Employee termination, asset impairment and other charges	8	76	25	142
Total operating expenses	852	973	2,624	2,819
Operating income (loss)	153	(394)	74	468
Interest and other expense, net	(107)	(83)	(305)	(281)
Income (loss) before taxes	46	(477)	(231)	187
Income tax expense	29	104	167	744
Net income (loss)	$17	$(581)	$(398)	$(557)

Income (loss) per common share
Basic	$0.06	$(1.99)	$(1.34)	$(1.91)
Diluted	$0.06	$(1.99)	$(1.34)	$(1.91)

Weighted average shares outstanding:
Basic	299	292	298	291
Diluted	303	292	298	291

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	April 3, 2020	March 29, 2019	April 3, 2020	March 29, 2019
Operating Activities
Net income (loss)	$17	$(581)	$(398)	$(557)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	384	444	1,189	1,396
Stock-based compensation	78	84	232	242
Deferred income taxes	(11)	(28)	(53)	253
Loss (gain) on disposal of assets	3	3	(9)	4
Amortization of debt discounts	10	9	30	28
Other non-cash operating activities, net	12	(18)	(8)	19
Changes in:
Accounts receivable, net	(187)	493	(774)	975
Inventories	24	(13)	179	(496)
Accounts payable	(39)	(293)	131	(549)
Accounts payable to related parties	33	2	66	53
Accrued expenses	4	119	331	373
Accrued compensation	(104)	56	87	(78)
Other assets and liabilities, net	(82)	(73)	(351)	(285)
Net cash provided by operating activities	142	204	652	1,378
Investing Activities
Purchases of property, plant and equipment, net	(127)	(222)	(432)	(719)
Acquisitions, net of cash acquired	—	—	(22)	—
Activity related to Flash Ventures, net	161	(92)	627	(288)
Other	(2)	(3)	19	(35)
Net cash provided by (used in) investing activities	32	(317)	192	(1,042)
Financing Activities
Employee stock plans, net	(8)	(35)	10	(43)
Repurchases of common stock	—	—	—	(563)
Dividends paid to shareholders	(149)	(146)	(445)	(438)
Repayment of debt	(212)	(38)	(919)	(613)
Net cash used in financing activities	(369)	(219)	(1,354)	(1,657)
Effect of exchange rate changes on cash	1	1	(2)	(2)
Net decrease in cash and cash equivalents	(194)	(331)	(512)	(1,323)
Cash and cash equivalents, beginning of period	3,137	4,013	3,455	5,005
Cash and cash equivalents, end of period	$2,943	$3,682	$2,943	$3,682

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	April 3, 2020	March 29, 2019	April 3, 2020	March 29, 2019
GAAP cost of revenue	$3,170	$3,095	$9,751	$9,648
Amortization of acquired intangible assets	(145)	(188)	(466)	(638)
Stock-based compensation expense	(13)	(13)	(38)	(37)
Charges related to cost saving initiatives	(2)	—	(3)	(7)
Manufacturing underutilization charges	—	(148)	—	(197)
Power outage charges	—	—	(68)	—
Other	—	—	8	—
Non-GAAP cost of revenue	$3,010	$2,746	$9,184	$8,769

GAAP gross profit	$1,005	$579	$2,698	$3,287
Amortization of acquired intangible assets	145	188	466	638
Stock-based compensation expense	13	13	38	37
Charges related to cost saving initiatives	2	—	3	7
Manufacturing underutilization charges	—	148	—	197
Power outage charges	—	—	68	—
Other	—	—	(8)	—
Non-GAAP gross profit	$1,165	$928	$3,265	$4,166

GAAP operating expenses	$852	$973	$2,624	$2,819
Amortization of acquired intangible assets	(40)	(41)	(120)	(123)
Stock-based compensation expense	(65)	(71)	(194)	(205)
Employee termination, asset impairment and other charges	(8)	(76)	(25)	(142)
Charges related to acquisitions and dispositions	(2)	—	(9)	—
Charges related to cost saving initiatives	1	(3)	(6)	(8)
Other	—	(40)	—	(41)
Non-GAAP operating expenses	$738	$742	$2,270	$2,300

GAAP operating income (loss)	$153	$(394)	$74	$468
Cost of revenue adjustments	160	349	567	879
Operating expense adjustments	114	231	354	519
Non-GAAP operating income	$427	$186	$995	$1,866

GAAP interest and other expense, net	$(107)	$(83)	$(305)	$(281)
Convertible debt activity	7	7	21	20
Other	9	(12)	13	(19)
Non-GAAP interest and other expense, net	$(91)	$(88)	$(271)	$(280)

GAAP income tax expense	$29	$104	$167	$744
Income tax adjustments	50	(55)	12	(537)
Non-GAAP income tax expense	$79	$49	$179	$207

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	April 3, 2020	March 29, 2019	April 3, 2020	March 29, 2019
GAAP net income (loss)	$17	$(581)	$(398)	$(557)
Amortization of acquired intangible assets	185	229	586	761
Stock-based compensation expense	78	84	232	242
Employee termination, asset impairment and other charges	8	76	25	142
Charges related to acquisitions and dispositions	2	—	9	—
Charges related to cost saving initiatives	1	3	9	15
Manufacturing underutilization charges	—	148	—	197
Power outage charges	—	—	68	—
Convertible debt activity	7	7	21	20
Other	9	28	5	22
Income tax adjustments	(50)	55	(12)	537
Non-GAAP net income	$257	$49	$545	$1,379

Diluted income (loss) per common share
GAAP	$0.06	$(1.99)	$(1.34)	$(1.91)
Non-GAAP	$0.85	$0.17	$1.81	$4.67

Diluted weighted average shares outstanding:
GAAP	299	292	298	291
Non-GAAP	303	294	301	295

Cash flows
Cash flow provided by operating activities	$142	$204	$652	$1,378
Purchase of property, plant and equipment	(127)	(222)	(432)	(719)
Activity related to flash ventures, net	161	(92)	627	(288)
Free cash flow	$176	$(110)	$847	$371

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income; non-GAAP diluted income per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, charges related to acquisitions and dispositions, charges related to cost saving initiatives, manufacturing underutilization charges, power outage charges, convertible debt activity, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Charges related to acquisitions and dispositions. In connection with the company's business combinations or dispositions, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions and dispositions, are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company's business, the company has incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company's channel partners or vendors, transforming the company's information systems infrastructure, integrating the company's product roadmap, and accelerated depreciation of assets.

Manufacturing underutilization charges. In response to flash business conditions, the company temporarily reduced its wafer starts during fiscal 2019 at its flash-based memory manufacturing facilities operated through its strategic partnership with Kioxia Corporation. The temporary abnormal reduction in output resulted in flash manufacturing underutilization charges which were expensed as incurred. These charges are inconsistent in amount and frequency, and the company believes these charges are not part of the ongoing operation of its business.

Power outage charges. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through the company's strategic partnership with Kioxia Corporation in Yokkaichi, Japan. The power outage incident resulted in the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. These charges are inconsistent in amount and frequency, and the company believes these charges are not part of the ongoing production operation of its business.

Convertible debt activity. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company sells or impairs investments or other assets which are not considered necessary to its business operations, or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments include the company’s final adjustments for the tax effects of the Tax Cuts and Jobs Act allowed within the one-year measurement period that ended on December 22, 2018, as well as estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act. These adjustments are excluded because they are infrequent and the company believes that they are not indicative of the underlying performance of its business.

In addition, free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net of proceeds from sales of property, plant and equipment, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company's business, making strategic acquisitions, strengthening the balance sheet, repaying debt, and repurchasing stock.

___________________
Company contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Laura Bakken
949.672.9655	408.801.7653
peter.andrew@wdc.com	laura.bakken@wdc.com
investor@wdc.com